Exhibit 8.1

June 16, 2011

BreitBurn Energy Partners L.P.
515 South Flower Street, Suite 4800
Los Angeles, California 90071

RE:  Breitburn Energy Partners L.P. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Breitburn Energy Partners L.P. (the “Partnership”), a Delaware limited partnership, with respect to certain legal matters in connection with the offer and sale by certain selling unitholders of common units representing limited partner interests in the Partnership.  We have also participated in the preparation of a Prospectus dated October 29, 2008 (the “Prospectus”) and a Prospectus Supplement dated June 15, 2011 (the “Prospectus Supplement”) forming part of the Registration Statement on Form S-3 (the “Registration Statement”).  In connection therewith, we prepared the discussion set forth under the caption “Material Tax Consequences” in the Prospectus and “Material Tax Considerations” in the Prospectus Supplement (together, the “Discussions”).

All statements of legal conclusions contained in the Discussions, unless otherwise noted, are our opinions with respect to the matters set forth in the discussion under the caption “Material Tax Consequences” in the Prospectus as updated by the discussion set forth under the caption “Material Tax Considerations” in the Prospectus Supplement, qualified in each case by the limitations contained in the Discussions.  In addition, we are of the opinion that the Discussions with respect to those matters as to which no legal conclusions are provided are accurate discussions of such federal income tax matters (except for the representations and statements of fact by the Partnership and its general partner, included in the Discussions, as to which we express no opinion).

We hereby consent to the filing of this opinion of counsel as Exhibit 8.1 to the Current Report on Form 8-K of the Partnership dated on or about the date hereof, to the incorporation by reference of this opinion of counsel into the Registration Statement and to the reference to our firm in the Prospectus and the Prospectus Supplement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ VINSON & ELKINS L.L.P.

Vinson & Elkins L.L.P.

Vinson & Elkins LLP Attorneys at Law Austin Beijing Dallas Dubai Houston London Moscow New York Shanghai Tokyo Washington	First City Tower, 1001 Fannin Street, Suite 2300, Houston, TX 77002 Tel 713.758.2222 Fax 713.758.2346 www.velaw.com